Exhibit 10.9

AMENDMENT TO XL GROUP PLC
REINSURANCE SUPPLEMENTAL LONG TERM CASH INCENTIVE COMPENSATION PLAN

WHEREAS, XL Group plc has petitioned the High Court of Ireland to approve a Scheme of Arrangement under the Irish Companies Act, the effect of which would be to impose a new holding company, incorporated in Bermuda, XL Group Ltd, as the ultimate parent holding company of the XL group of companies (the “Redomestication”); and
WHEREAS, XL Group plc maintains the XL Group plc Reinsurance Supplemental Long Term Cash Incentive Compensation Plan (the “Plan”); and
WHEREAS, pursuant to its authority under Section 8 of the Plan, the Board of Directors of XL Group plc wishes to amend the Plan in connection with the Redomestication;
NOW, THEREFORE, BE IT RESOLVED:

1.	THAT, the title of the Plan shall be the “XL Group Ltd Reinsurance Supplemental Long Term Cash Incentive Compensation Plan.”

2.	THAT, the Plan shall be amended such that each occurrence of the term “XL Group plc” shall instead refer to “XL Group Ltd”.

3.	THAT, the definition of “Company” in Section 2 of the Plan shall be amended to read in its entirety as follows:
“Company” means XL Group Ltd and any successor company.

4.	THAT, the definition of “Change in Control” in Section 2 of the Plan shall be amended to read in its entirety as follows:
“Change in Control” shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities and Exchange Act of 1934 (other than a group of which the Company is a member or which has been organized by the Company for the purposes of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company; provided, however, that, as applied to any Award Amount that constitutes deferred compensation for purposes of Section 409A of the Code, a transaction will constitute a Change in Control only if it also qualifies as a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)).

5.	THAT, the foregoing amendments shall become effective, and shall be conditioned, upon the consummation of the Redomestication.

6.	THAT, except as expressly amended hereby, the Plan remains in full force and effect.